UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2005

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Attached hereto are the following agreements, executed in connection with the sale by Apollo Gold Corporation (the “Company”) of Florida Canyon Mining Inc., Standard Gold Mining Inc., and Apollo Gold Exploration to Jipangu Inc. described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2005: (1) Apollo Gold Subscription Agreement for Units by and between Apollo Gold Corporation and Jipangu Inc., dated October 17, 2005; (2) Registration Rights Agreement by and between Apollo Gold Corporation and Jipangu Inc., dated October 17, 2005; (3) Stock Purchase Agreement among Jipangu Inc., Jipangu International Inc., Apollo Gold, Inc. and Apollo Gold Corporation made as of October 17, 2005; and (4) Promissory Note by Apollo Gold Corporation as Maker and Jipangu Inc. as Holder, dated October 17, 2005.

(c)    Exhibits

Exhibit No.	Description
4.1	Apollo Gold Subscription Agreement for Units by and between Apollo Gold Corporation and Jipangu Inc., dated October 17, 2005.
4.2	Registration Rights Agreement by and between Apollo Gold Corporation and Jipangu Inc., dated October 17, 2005.
10.1	Stock Purchase Agreement among Jipangu Inc., Jipangu International Inc., Apollo Gold, Inc. and Apollo Gold Corporation made as of October 17, 2005.
10.2	Promissory Note by Apollo Gold Corporation as Maker and Jipangu Inc. as Holder, dated October 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005

APOLLO GOLD CORPORATION

	By:	/s/ MELVYN WILLIAMS
Melvyn Williams
Senior Vice President - Finance and Corporate Development and Chief Financial Officer